CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS FOURTH QUARTER
AND YEAR-END 2006 RESULTS

DALLAS, TEXAS (February 20, 2007)— Odyssey HealthCare, Inc. (NASDAQ:ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the fourth quarter and year ended December 31, 2006.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “It is a challenge to provide open access hospice care within the framework of the Medicare cap. Despite this challenge, we will continue to leverage our strong balance sheet to expand our footprint and continue our growth strategies designed to better position the Company.”

For the fourth quarter of 2006, net patient service revenue decreased 1.7% to $99.5 million, compared with $101.2 million for the fourth quarter of 2005. On a reported basis and calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s income from continuing operations for the fourth quarter of 2006 was $2.3 million, or $0.07 per diluted share, compared with a loss from continuing operations for the fourth quarter of 2005 of $1.6 million, or $0.05 per diluted share. Income from continuing operations for the fourth quarter of 2006 was reduced as a result of several previously announced pre-tax charges, including a Medicare cap contractual adjustment of approximately $3.8 million that relates to an increase in the Company’s estimated Medicare cap liability for 2005; severance expense of approximately $0.3 million; an increase in the Company’s litigation reserve of $0.3 million (a $0.6 million increase for 2006) for potential liability related to an automobile accident; and a $0.7 million adjustment to the Company’s 2006 Medicare cap contractual allowance in the fourth quarter of 2006 related to prior quarters. On a reported basis and in accordance with GAAP, which includes the aforementioned charges, net income was $1.8 million, or $0.05 per diluted share, for the fourth quarter of 2006, compared with a net loss for the fourth quarter of 2005 of $1.8 million, or $0.05 per diluted share, which includes a $13.0 million pre-tax settlement charge with the United States Department of Justice (DOJ) in the fourth quarter of 2005. Adjusted income from continuing operations for the fourth quarter of 2006, which excludes the aforementioned charges as well as stock-based compensation expense of $1.0 million, was $6.7 million, or $0.19 per diluted share, compared with adjusted income from continuing operations of $8.0 million, or $0.23 per diluted share, for the fourth quarter of 2005, which excludes the pre-tax DOJ settlement charge of $13.0 million. Effective January 1, 2006, the Company began recording expense associated with employee stock compensation in accordance with the Statement of Financial Accounting Standards No. 123R.

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

For the year ended December 31, 2006, net patient service revenue increased 8.4% to $409.8 million, compared with $378.1 million for 2005. On a reported basis and calculated in accordance with GAAP, the Company’s income from continuing operations for 2006 was $20.7 million, or $0.60 per diluted share, compared with income from continuing operations for 2005 of $19.6 million, or $0.56 per diluted share. On a reported basis and calculated in accordance with GAAP, net income for 2006 was $19.7 million, or $0.57 per diluted share, compared with net income for 2005 of $18.6 million, or $0.53 per diluted share. Adjusted income from continuing operations for 2006, which excludes the aforementioned charges as well as stock-based compensation expense of $4.7 million, was $26.8 million, or $0.78 per diluted share, compared with adjusted income from continuing operations for 2005 of $26.9 million, or $0.77 per diluted share, which excludes the 2005 pre-tax DOJ charge of $13.0 million and includes the $3.8 million increase in the Company’s estimated Medicare cap liability for 2005.

Fourth Quarter and Year-End Highlights

The information presented below under the headings “Volume,” “Net Revenue” and “Medicare Cap Contractual” excludes discontinued operations.

Volume
Admissions for the fourth quarter of 2006 were 8,306, compared with 8,405 for the fourth quarter of 2005, a decrease of 1.2%. Admissions for 2006 were 34,056, compared with 33,024 for 2005, an increase of 3.1%.

In the fourth quarter of 2006, the average daily census increased 2.4% to 8,412 patients from 8,213 patients in the fourth quarter of 2005. Average daily census was 8,350 for 2006, an increase of 5.6% over average daily census of 7,907 for 2005.

The average length of stay for the fourth quarter of 2006 was 87.8 days, compared with 81.7 days in the fourth quarter of 2005. The average length of stay for 2006 was 86.0 days, compared with 82.2 days for 2005.

Net Revenue
Net revenue per patient day in the fourth quarter of 2006 was $128.57, a 4.0% decrease from net revenue per patient day of $133.99 in the fourth quarter of 2005. Net revenue per patient day for the year ended December 31, 2006, was $134.47, a 2.6% increase over net revenue per patient day of $131.00 in the corresponding period of 2005. The increase in net revenue per patient day for 2006 was primarily due to increases of 3.7% and 3.4% in the Medicare base payment rates that went into effect on October 1, 2005 and October 1, 2006, respectively, that were offset in part by the increase in the Medicare cap contractual adjustment in 2006, which included a $3.8 million increase related to 2005.

Medicare Cap Contractual
The Company recognized a contractual reduction in revenue in the fourth quarter of 2006 of 10.2% of fourth quarter gross revenue, which includes a Medicare cap contractual adjustment of 8.2% of gross revenue (inclusive of the $3.8 million increase in the Company’s estimated Medicare cap liability for 2005 and the $0.7 million increase in the Company’s estimated Medicare cap contractual allowance for 2006 related to prior quarters) and a commercial contractual adjustment of 2.0% of gross revenue, as compared with a contractual reduction in revenue in the fourth quarter of 2005 of 5.2% of gross revenue, which includes a Medicare cap contractual adjustment of 3.7% of gross revenue (exclusive of the $3.8 million increase in the Company’s estimated Medicare cap liability for 2005 that was reported in the fourth quarter of 2006) and a commercial contractual adjustment of 1.5% of gross revenue.

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

The contractual reduction in revenue for 2006 was 5.2% of gross revenue, which includes a Medicare cap contractual adjustment of 3.6% of gross revenue (inclusive of the $3.8 million increase in the Company’s estimated Medicare cap liability for 2005) and a commercial contractual adjustment of 1.6% of gross revenue, as compared with a contractual reduction in revenue in the corresponding period of 2005 of 3.8% of gross revenue, which includes a Medicare cap contractual adjustment of 2.4% of gross revenue (exclusive of the $3.8 million increase in the Company’s estimated Medicare cap liability for 2005 that was reported in the fourth quarter of 2006) and a commercial contractual adjustment of 1.4% of gross revenue.

Provision for Uncollectible Accounts
The Company’s provision for uncollectible accounts or bad debt expense for the fourth quarter of 2006 totaled $1.3 million, or 1.4% of net revenue, as compared with bad debt expense for the fourth quarter of 2005 of $0.9 million, or 0.9% of net revenue. The provision for uncollectible accounts or bad debt expense for the year ended December 31, 2006, was $4.7 million or 1.1% of net revenue as compared with bad debt expense for the corresponding period of 2005 of $4.2 million or 1.1% of net revenue.

Cash Flow and Capital Expenditures
The Company’s cash flow provided by operations for the fourth quarter of 2006 was $18.2 million as compared with $8.0 million in cash generated for the fourth quarter of 2005. Cash flows from operations for the year ended December 31, 2006, were $34.9 million as compared with $58.7 million for the corresponding period of 2005. Cash flows from operations for the year ended December 31, 2006, were reduced by the $13.0 million paid by the Company in July 2006 as part of the previously announced settlement with the United States Department of Justice of its civil investigation.

Capital expenditures for the fourth quarter of 2006 were $6.8 million as compared with $1.5 million for the fourth quarter of 2005. Capital expenditures for the year ended December 31, 2006, were $14.5 million as compared with $8.1 million for the corresponding period of 2005. This increase was due primarily to the Company’s inpatient development efforts and implementation of its new billing and clinical information system.

Tax Rate
The Company’s effective tax rate for the fourth quarter of 2006 was 29.1% as compared with 32.9% for the fourth quarter of 2005, excluding the charge for the DOJ settlement. The effective tax rate for the year ended December 31, 2006, was 35.4% as compared with 37.2% for the corresponding period of 2005, excluding the charge for the DOJ settlement and the $3.8 million adjustment for Medicare cap contractual. The Company’s effective tax rate in the fourth quarter of 2006 and the year ended December 31, 2006, was impacted by a decrease in the Company’s state tax rates and a federal tax credit related to Hurricane Katrina.

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

Stock Repurchase
During the fourth quarter of 2006, the Company repurchased 742,206 shares of its common stock for approximately $9.2 million (average cost of $12.41 per share). The Company currently has approximately $0.8 million available for additional stock repurchases under its previously announced stock repurchase program. Shares used for computing diluted earnings per share for the fourth quarters of 2006 and 2005 were 34.3 million and 35.0 million, respectively.

During the year ended December 31, 2006, the Company repurchased 1,228,038 shares of its common stock for approximately $17.5 million (average cost of $14.24 per share). Shares used for computing diluted earnings per share for the year ended December 31, 2006 and 2005, were 34.5 million and 34.9 million, respectively.

Guidance

The Company also confirmed its previously announced full-year 2007 guidance of earnings per diluted share from continuing operations of between $0.68 and $0.73 based on projected net patient service revenue of approximately $433 million to $443 million. The Company’s 2007 earnings guidance remains subject to the following previously announced assumptions included in its 2007 earnings guidance:

•	estimated average daily census for 2007 of between 8,400 and 8,700;
•	estimated Medicare cap contractual allowance of between 2.8% to 3.0% of gross revenue for 2007;
•	the development of three to four new Medicare-certified provider locations in 2007;
•	the development of five to six additional inpatient units in 2007 resulting in additional operating expenses of approximately $3.0 million in 2007;
•	bad debt expense of 1.0% to 1.2% of net patient service revenue for 2007; and
•	capital expenditures of approximately $6.6 million in 2007, excluding inpatient capital expenditures.

Conference Call

Odyssey will host a conference call to discuss the fourth quarter 2006 results on Wednesday, February 21, 2007, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s Web site at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

The financial performance measures for the fourth quarter of 2006 and the full year 2006 included in this press release that exclude the Medicare cap adjustments related to prior periods, the severance expenses, the increase in litigation reserve and the charge for employee stock compensation, as well as the financial performance measures for the fourth quarter of 2005 and the full year 2005 included in this press release that exclude the charge related to the settlement with the DOJ, are non-GAAP financial measures and are reconciled to comparable GAAP financial measures in the reconciliations attached to this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2007 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

Reconciliation of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures consisting of income from continuing operations and earnings per share from continuing operations as adjusted to exclude reductions in net patient service revenue of $4.5 million in the fourth quarter of 2006 and $3.8 million for full year 2006 for Medicare cap adjustments related to prior periods, severance expenses of $0.3 million, an increase in the Company’s litigation reserve of $0.3 million in the fourth quarter of 2006 and $0.6 million for full year 2006 for potential liability related to an automobile accident, and expenses of approximately $1.0 million for the fourth quarter of 2006 and $4.7 million for the full year 2006 for stock-based compensation related to the adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006 and the charge related to the $13.0 million settlement with the United States Department of Justice in the fourth quarter of 2005. The Company believes that the presentation of non-GAAP guidance provides useful information to management and investors regarding financial and business trends related to its results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of the Company’s ongoing operating financial performance. This non-GAAP financial information is not intended to be considered in isolation, or as a substitute for GAAP financial measures. The following tables reconcile these non-GAAP financial measures to income from continuing operations, net income or loss and net income or loss per common share that the Company believes are the most comparable GAAP financial measures:

(In thousands except per share data)	Three Months Ended December 31, 2006			Year Ended December 31, 2006
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
	(unaudited)		(unaudited)	(unaudited)		(unaudited)

Net patient service revenue	$99,497	$4,493	$103,990	$409,831	$3,819	$413,650
Operating expenses:
Direct hospice care	61,737		61,737	244,782	(932)	244,782
General and administrative	31,103	(662)	30,441	119,495	(4,679)	118,563
Stock-based compensation charges	1,262	(1,049)	213	5,616		937
Provision for uncollectible accounts	1,349		1,349	4,685		4,685
Depreciation	1,419		1,419	5,169		5,169
Amortization	74		74	382		382
	96,944		95,233	380,129		374,518
Income from continuing operations
before other income (expense)	2,553		8,757	29,702		39,132

Other income (expense):
Interest income	679		679	2,576		2,576
Interest expense	(48)		(48)	(187)		(187)
	631		631	2,389		2,389
Income from continuing operations
before provision for income taxes	3,184		9,388	32,091		41,521
Provision for income taxes	925	1,805	2,730	11,360	3,338	14,698
Income from continuing operations	2,259		6,658	20,731		26,823
Loss from discontinued
operations, net of tax	(474)	466	(8)	(1,002)	459	(543)
Net income	$1,785		$6,650	$19,729		$26,280

Income (loss) per common share:
Basic:
Continuing operations	$0.07		$0.20	$0.61		$0.79
Discontinued operations	(0.02)		0.00	(0.03)		(0.02)
Net income	$0.05		$0.20	$0.58		$0.77

Diluted:
Continuing operations	$0.07		$0.19	$0.60		$0.78
Discontinued operations	(0.02)		0.00	(0.03)		(0.02)
Net income	$0.05		$0.19	$0.57		$0.76

Weighted average shares outstanding:
Basic	33,964		33,964	34,145		34,145
Diluted	34,273		34,273	34,529		34,529

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

(In thousands except per share data)	Three Months Ended December 31, 2005			Year Ended December 31, 2005
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
	(unaudited)		(unaudited)	(audited)		(unaudited)
Net patient service revenue	$101,236		$101,236	$378,073	$(3,819)	$374,254
Operating expenses:
Direct hospice care	59,900		59,900	213,655		213,655
General and administrative	27,433		27,433	109,759		109,759
Stock-based compensation charges	256		256	721		721
Government settlement	13,000	(13,000)	—	13,000	(13,000)	—
Provision for uncollectible accounts	933		933	4,222		4,222
Depreciation	1,140		1,140	3,936		3,936
Amortization	114		114	497		497
	102,776		89,776	345,790		332,790
Income (loss) from continuing
operations before other income
(expense)	(1,540)		11,460	32,283		41,464

Other income (expense):
Interest income	459		459	1,341		1,341
Interest expense	(48)		(48)	(198)		(198)
	411		411	1,143		1,143
Income (loss) from continuing
operations before provision
for income taxes	(1,129)		11,871	33,426		42,607
Provision for income taxes	445	3,443	3,888	13,810	1,866	15,676
Income (loss) from continuing operations	(1,574)		7,983	19,616		26,931
Loss from discontinued
operations, net of tax	(218)		(218)	(1,060)	(417)	(1,477)
Net income (loss)	$(1,792)		$7,765	$18,556		$25,454

Income (loss) per common share:
Basic:
Continuing operations	$(0.05)		$0.23	$0.57		$0.78
Discontinued operations	0.00		0.00	(0.03)		(0.04)
Net income (loss)	$(0.05)		$0.23	$0.54		$0.74

Diluted:
Continuing operations	$(0.05)		$0.23	$0.56		$0.77
Discontinued operations	0.00		(0.01)	(0.03)		(0.04)
Net income (loss)	$(0.05)		$0.22	$0.53		$0.73

Weighted average shares outstanding:
Basic	34,129		34,129	34,384		34,384
Diluted	34,976		34,976	34,935		34,935

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(audited)

Net patient service revenue	$99,497	$101,236	$409,831	$378,073
Operating expenses:
Direct hospice care	61,737	59,900	244,782	213,655
General and administrative	31,103	27,433	119,495	109,759
Stock-based compensation charges	1,262	256	5,616	721
Government settlement	—	13,000	—	13,000
Provision for uncollectible accounts	1,349	933	4,685	4,222
Depreciation	1,419	1,140	5,169	3,936
Amortization	74	114	382	497
	96,944	102,776	380,129	345,790
Income (loss) from continuing operations
before other income (expense)	2,553	(1,540)	29,702	32,283

Other income (expense):
Interest income	679	459	2,576	1,341
Interest expense	(48)	(48)	(187)	(198)
	631	411	2,389	1,143
Income (loss) from continuing operations
before provision for income taxes	3,184	(1,129)	32,091	33,426
Provision for income taxes	925	445	11,360	13,810
Income (loss) from continuing operations	2,259	(1,574)	20,731	19,616
Loss from discontinued operations, net of tax	(474)	(218)	(1,002)	(1,060)
Net income (loss)	$1,785	$(1,792)	$19,729	$18,556

Income (loss) per common share:
Basic:
Continuing operations	$0.07	$(0.05)	$0.61	$0.57
Discontinued operations	(0.02)	0.00	(0.03)	(0.03)
Net income (loss)	$0.05	$(0.05)	$0.58	$0.54
Diluted:
Continuing operations	$0.07	$(0.05)	$0.60	$0.56
Discontinued operations	(0.02)	0.00	(0.03)	(0.03)
Net income (loss)	$0.05	$(0.05)	$0.57	$0.53

Weighted average shares outstanding:
Basic	33,964	34,129	34,145	34,384
Diluted	34,273	34,976	34,529	34,935

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007
ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	Dec. 31, 2006	Dec. 31, 2005
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$7,572	$15,183
Short-term investments	62,390	48,286
Accounts receivable from patient services, net of allowance
for uncollectible accounts of $2,501 and $2,029 at December 31, 2006
and December 31, 2005, respectively	64,007	59,911
Deferred tax assets	—	2,707
Income taxes receivable	6,134	—
Prepaid expenses and other current assets	5,826	4,232
Assets of discontinued operations	—	49
Total current assets	145,929	130,368
Property and equipment, net of accumulated depreciation	20,881	11,599
Goodwill	98,179	98,163
Intangibles, net of accumulated amortization	4,997	4,837
Total Assets	$269,986	$244,967

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,171	$2,989
Accrued compensation	14,089	12,100
Accrued nursing home costs	11,584	11,581
Accrued Medicare cap contractual adjustments	26,679	14,883
Accrued government settlement	—	13,000
Other accrued expenses	16,606	14,163
Current maturities of long-term debt	2	5
Total current liabilities	76,131	68,721
Long-term debt, less current maturities	1	4
Deferred tax liability	13,720	8,355
Other liabilities	538	589
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 37,988,503 and
37,410,750 shares issued at December 31, 2006 and December 31, 2005, respectively	38	37
Additional paid-in capital	108,682	98,624
Retained earnings	126,921	107,192
Treasury stock, at cost, 4,230,972 and 3,002,934 shares held at
December 31, 2006 and December 31, 2005, respectively	(56,045)	(38,555)
Total stockholders’ equity	179,596	167,298
Total Liabilities and Stockholders’ Equity	$269,986	$244,967

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ODSY Announces Fourth Quarter and Year-End 2006 Results

February 20, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2006	2005
	(Unaudited)	(Audited)

Operating Activities:
Net income	$19,729	$18,556
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	1,002	1,060
Depreciation and amortization	5,551	4,433
Amortization of debt issue costs	109	109
Stock-based compensation	5,616	721
Deferred tax expense	8,373	(1,417)
Tax benefit realized for stock option exercises	(958)	930
Provision for uncollectible accounts	4,685	4,222
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,781)	(4,757)
Other current assets	(7,718)	1,449
Accrued government settlement	(13,000)	13,000
Accounts payable, accrued nursing home costs,
accrued Medicare cap and other accrued expenses	20,277	20,346
Net cash provided by operating activities	34,885	58,652

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(867)	(5,365)
Cash received from the sale of a hospice program	59	—
(Increase) in short-term investments	(14,104)	(39,879)
Purchase of property and equipment	(14,532)	(8,082)
Net cash used in investing activities	(29,444)	(53,326)

Financing Activities:
Proceeds from issuance of common stock	3,486	3,299
Tax benefit realized for stock option exercises	958	—
Purchases of treasury stock	(17,490)	(18,288)
Payments on debt	(6)	(5)
Net cash used in financing activities	(13,052)	(14,994)

Net decrease in cash and cash equivalents	(7,611)	(9,668)
Cash and cash equivalents, beginning of period	15,183	24,851
Cash and cash equivalents, end of period	$7,572	$15,183

Supplemental Cash Flow Information:
Interest paid	$79	$89
Income taxes paid	$8,521	$11,248

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